Exhibit 32.2

CERTIFICATION

I, Alan Campbell, Chief Financial Officer of Freescale Semiconductor Holdings I, Ltd., certify, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the quarterly report on Form 10-Q for the quarterly period ended September 30, 2011 (the “Quarterly Report”), which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2)	information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Freescale Semiconductor Holdings I, Ltd.

This certificate is being furnished solely for purposes of Section 1350.

Dated: October 21, 2011

/s/ ALAN CAMPBELL
Alan Campbell
Chief Financial Officer,
Freescale Semiconductor Holdings I, Ltd.